UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported): November 4, 2026

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32530	36-3922969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd, Suite 1010
The Woodlands, Texas 77381
(Address of principal executive offices, including zip code)

(281) 941-2445
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	PPIH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2026 (the "Execution Date"), Perma-Pipe QA, a Qatar company and a wholly owned subsidiary of Perma-Pipe International Holdings, Inc. (“Perma-Pipe QA”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Welspun DI Pipes Limited, an Indian company (the “Seller”), Welspun Corp Limited, an Indian company (“Welspun Corp.”), and Welspun Special Coating Private Limited, an Indian company (the “Company”). The newly formed Company will undertake internal fusion bonded epoxy (“IFBE”) coating works and related activities in India, including IFBE coating services for steel pipe applications. Under the Purchase Agreement, Perma-Pipe QA agreed to purchase 5,100 equity shares of the Company, representing 51% of its issued, subscribed and paid-up share capital on a fully diluted basis, for cash consideration of INR 51,000, less applicable withholding taxes. Welspun Corp. agreed to purchase the remaining 4,900 equity shares, representing 49% of the Company’s share capital on a fully diluted basis, for cash consideration of INR 49,000, less applicable withholding taxes.

The Purchase Agreement requires delivery of valuation certificates and transaction authorizing resolutions within five days of the Execution Date and closing within five days after receipt of the last required document. The Purchase Agreement also provides for the appointment, subject to shareholder approval, of Saleh Sagr and Paras Devidas Karani as Perma-Pipe QA’s nominees to the Company’s board, the resignation of Ketan Hasmukhlal Patel as a Company director, an increase in the size of the Company’s board to five directors, and amendments to the Company’s articles of association to incorporate the terms of a shareholders’ agreement among Perma Pipe QA, Welspun Corp. and the Company.

The Purchase Agreement contains customary representations and warranties, among other matters. Before closing, the Purchase Agreement may be terminated by any party upon an insolvency event involving another party, by either Perma-Pipe QA or Welspun Corp. for a breach of the Seller’s representations and warranties, or by mutual written consent. It terminates automatically if closing does not occur within ten days of the Execution Date unless the parties extend the closing date.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished herewith:

Exhibit
Number

10.1	Share Purchase Agreement dated November 4, 2026
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-PIPE INTERNATIONAL HOLDINGS, INC.

Date: November 10, 2026	By:	/s/ Matthew E. Lewicki
Matthew E. Lewicki
Vice President and Chief Financial Officer